UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

APYX MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APYX MEDICAL CORPORATION
5115 Ulmerton Road
Clearwater, Florida 33760

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

On behalf of the Board of Directors (the “Board”) of Apyx Medical Corporation (the “Company”), you are cordially invited to attend the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on August 6, 2020 at 10:00 a.m. Eastern Standard Time at the offices of Ruskin Moscou, Faltischek, P.C. located at 1425 RXR Plaza, East Tower, 15th Floor, Uniondale, New York 11556, Telephone No. (516) 663-6600.

We intend to hold our annual meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our Annual Meeting announcements on our website at www.apyxmedical.com/investor_relations for updated information. If you are planning to attend our Annual Meeting, please check the website one week prior to the meeting date. We strongly encourage all stockholders, for their own well-being and to reduce the risk of aiding the spread of COVID-19, to vote their shares prior to the Annual Meeting and to not attend the Annual Meeting in person. Further details on how to vote by internet, by telephone, or by mail are set out in the Proxy Statement.

Information Concerning Solicitation and Voting

The Board is soliciting proxies for the Annual Meeting to be held on August 6, 2020. This Proxy Statement contains information for you to consider when deciding how to vote on the matters brought before the Annual Meeting.

Voting materials, which include the Proxy Statement, Proxy Card and the 2019 Annual Report on Form 10-K, are being mailed to stockholders on or about July 1, 2020. The executive office of our Company is located at 5115 Ulmerton Road, Clearwater, Florida 33760, telephone number (727) 384-2323.

At the Annual Meeting, the Company's stockholders will be asked to:

1.	Elect seven (7) directors to the Board to serve until the 2021 Annual Meeting of Stockholders (the “Director Proposal”);

2.	Ratify BDO USA, LLC as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2020 (the “Auditor Proposal”); and

3.	Transact such other business that may properly come before the meeting.

Stockholders are referred to the Proxy Statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the Board unanimously recommends that you vote “FOR” the Board’s nominees for directors (Proposal 1); “FOR” the Auditor Proposal (Proposal 2); and, in the proxy holder’s best judgment, as to any other matters that may properly come before the Annual Meeting.
All stockholders are invited to attend the Annual Meeting. The close of business on June 24, 2020 is the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting. Consequently, only stockholders whose names appear on our books as owning our common stock at the close of business on June 24, 2020 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your shares are registered in your name, even if you plan to attend the Annual Meeting or any adjournment or postponement of the Annual Meeting in person, we request that you vote by telephone, over the Internet, or complete, sign and mail your proxy card to ensure that your shares will be represented at the Annual Meeting.

If your shares are held in the name of a broker, bank or other nominee, and you receive notice of the Annual Meeting through your broker, bank or other nominee, please vote or complete and return the materials in accordance with the instructions provided to you by such broker, bank or other nominee or contact your broker, bank or other nominee directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

The accompanying Proxy Statement contains important information concerning the Annual Meeting, including information as to how to cast your vote. We encourage you to read the accompanying Proxy Statement and other annexes to the Proxy Statement carefully and in their entirety.

Your vote is important to us. Please complete, sign, date and promptly return the proxy card in the enclosed envelope, so that your shares will be represented whether or not you attend the Annual Meeting. Returning a proxy card will not deprive you of your right to attend the Annual Meeting and vote your shares in person.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD AUGUST 6, 2020:

THIS NOTICE OF ANNUAL MEETING, PROXY STATEMENT, PROXY CARD AND ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDING DECEMBER 31, 2019 ARE AVAILABLE IN THE INVESTOR RELATIONS SECTION OF OUR WEBSITE AT www.apyxmedical.com.

By order of the Board of Directors

Dated: June 26, 2020	/s/ Andrew Makrides
Andrew Makrides
Chairman of the Board of Directors
Neither the Securities and Exchange Commission nor any state securities regulatory agency has passed upon the adequacy or accuracy of the accompanying Proxy Statement. Any representation to the contrary is a criminal offense.

The accompanying Proxy Statement is dated June 26, 2020, and is first being mailed to stockholders on or about July 1, 2020.

APYX MEDICAL CORPORATION
5115 Ulmerton Road
Clearwater, Florida 33760

PROXY STATEMENT
2020 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

The Board of Directors (the “Board”) of Apyx Medical Corporation (the “Company”) is soliciting proxies for the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m. Eastern Standard Time on August 6, 2020 at the offices of Ruskin Moscou, Faltischek, P.C., located at 1425 RXR Plaza, East Tower, 15th Floor, Uniondale, New York 11556, Telephone No. (516) 663-6600.

We intend to hold our annual meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and we are sensitive to the public health and travel concerns our stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our Annual Meeting announcements on our website at www.apyxmedical.com/investor_relations for updated information. Necessary information to gain access to the offices of Ruskin Moscou, Faltischek, P.C. upon arrival at the Annual Meeting are set out in the Proxy Statement. If you are planning to attend our Annual Meeting, please check the website one week prior to the meeting date for any changes or updates regarding access to the offices of Ruskin Moscou, Faltischek, P.C. We strongly encourage all stockholders, for their own well-being and to reduce the risk of aiding the spread of COVID-19, to vote their shares prior to the Annual Meeting and to not attend the Annual Meeting in person. Further details on how to vote by internet, by telephone, or by mail are set out in the Proxy Statement.

Voting materials, which include the Proxy Statement, Proxy Card and our 2019 Annual Report on Form 10-K (the “Annual Report”), are being mailed to stockholders on or about July 1, 2020. Our executive office is located at 5115 Ulmerton Road, Clearwater, Florida 33760.

We will bear the expense of soliciting proxies. These expenses will include the preparation and mailing of proxy materials for the Annual Meeting. We estimate that the cost of solicitation of proxies will be approximately $43,000 to be incurred solely by us. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable charges and expenses incurred in forwarding soliciting materials to their clients. We may conduct further solicitation personally or telephonically through our directors, officers, and employees, none of whom will receive additional compensation for assisting with the solicitation. We have retained the services of Laurel Hill Advisory Group, LLC to assist in the solicitation of proxies at the cost of approximately $6,500, plus reimbursement of certain expenses. Stockholders may call Laurel Hill at 888-742-1305 for assistance with voting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The following questions and answers are intended to briefly address commonly asked questions as they pertain to the Annual Meeting. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this Proxy Statement and the annexes to this Proxy Statement, each of which you should read carefully.

WHAT IS A PROXY?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker, bank or other nominee in order to vote your shares in person at the Annual Meeting.

WHAT IS A PROXY STATEMENT?

A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

WHO IS SOLICITING YOUR VOTE?

The Board is soliciting your vote for the 2020 Annual Meeting being held at 10:00 a.m. Eastern Standard Time on August 6, 2020, at the offices of Ruskin Moscou, Faltischek, P.C., located at 1425 RXR Plaza, East Tower, 15th Floor, Uniondale, New York 11556.

WHAT WILL YOU BE VOTING ON?

(1) Election of seven (7) directors to the Board (the “Director Proposal”); (2) Ratification of BDO USA, LLC, as the Company’s auditors for the fiscal year ending December 31, 2020 (the “Auditor Proposal”); and (3) any other matters which may properly come before the meeting.

WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on June 24, 2020 (the “Record Date”). The Record Date was established by the Board as required by Delaware law. On the Record Date, 34,184,230 shares of common stock were issued and outstanding.

HOW MANY VOTES DO STOCKHOLDERS HAVE?

Holders of common stock at the close of business on the Record Date may vote at the Annual Meeting. You will have one vote for every share of common stock you owned of record on the Record Date.

There is no cumulative voting.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

A majority of the outstanding shares of common stock entitled to vote represented in person or by proxy constitute a quorum. Abstentions and broker non-votes will count for purposes of determining whether a quorum exists, but not for voting purposes.

HOW MAY I VOTE MY SHARES?

You can vote either in person at the Annual Meeting or by proxy without attending the Annual Meeting. We urge you to vote by proxy even if you plan to attend the Annual Meeting so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

(a) How may I vote my shares in person at the meeting?

If your shares are registered directly in your name with our transfer agent, Manhattan Transfer Registrar Co., on the Record Date, you are considered, with respect to those shares, the stockholder of record, and the proxy materials and proxy card are being sent directly to you by the Company. As the stockholder of record, you have the right to vote in person at the Annual Meeting. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you are also invited to attend the Annual Meeting. Since you are a beneficial owner and not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares in its name, giving you the right to vote the shares at the Annual Meeting.

(b) How can I vote my shares without attending the meeting?

Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most cases, you will be able to do this by telephone, by using the Internet or by mail. Please refer to the summary instructions included with proxy materials and on your proxy card. For shares held in street name, the voting instruction card will be included in the materials forwarded by the broker or nominee. If you have telephone or Internet access, you may submit your proxy by following the instructions with your proxy materials and on your proxy card. You may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instructions with your proxy materials and on your proxy card. You may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instruction card included in the materials forwarded by your stockbroker or nominee and mailing it in the enclosed, postage paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

WHAT ARE THE BOARD’S RECOMMENDATIONS ON HOW I SHOULD VOTE MY SHARES?

The Board unanimously recommends that you vote your shares as follows:

•	Proposal 1 - FOR each of the Board’s nominees for directors;

•	Proposal 2 - FOR the Auditor Proposal;

WHAT IF I DO NOT SPECIFY HOW I WANT MY SHARES VOTED?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the designated proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

•	Proposal 1 - FOR each of the Board’s nominees for directors;

•	Proposal 2 - FOR the Auditor Proposal;

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee may be able to vote those shares. See “What are broker non-votes?” below.

WHAT ARE “BROKER NON-VOTES”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NASDAQ Stock Market LLC (“NASDAQ”), “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, election of directors (even if not consented) and executive compensation. The Director Proposal is considered a “non-routine” matter. Therefore, if you do not provide voting instructions to your broker regarding the Director Proposal, your broker will not be permitted to exercise voting authority to vote your shares on such proposals and will result in a broker non-vote.

•
For Proposal 1, each of the seven (7) nominees for director receiving a majority of the votes cast by stockholders present in person or represented by proxy and entitled to vote at the Annual Meeting will be elected (A majority of votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director). A proxy marked “withhold” or “abstain” with respect to the election of a director will not be voted as to the director indicated and will have the effect of a vote against the proposal, but will be counted for purposes of determining whether there is a quorum. Broker non-votes will not affect the outcome of the vote on this matter.

•
For Proposal 2, the affirmative vote of the majority of the votes cast by stockholders at the Annual Meeting by the holders of shares entitled to vote thereon is required to approve the ratification of the appointment of BDO USA, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

WHAT IS THE QUORUM REQUIREMENT?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of common stock entitled to vote are present at the Annual Meeting in person or represented by proxy. On the Record Date, there were 34,184,230 shares of common stock issued and outstanding and entitled to vote. Thus, the holders of 17,092,116 shares of common stock must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares of common stock present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

CAN YOU CHANGE YOUR VOTE?

(a) Can a stockholder change his vote?

Yes. Any registered stockholder who voted by proxy or in person may change his or her vote at any time before recording the votes on the date of the Annual Meeting.

(b) How can I change my vote after I return my proxy card?

Provided you are the stockholder of record or have legal proxy from your nominee, you may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may do this by signing and submitting a new proxy card bearing a later date, or by attending the Annual Meeting and voting in person. Attending the Annual Meeting will not revoke your proxy unless you specifically request it.

WHAT IF YOU VOTE “ABSTAIN”?

A vote to “abstain” on Proposal 1 indicates that your shares will not be voted for such matter and will have the effect of a vote against the proposal.

A vote to “abstain” on Proposal 2 indicates that your shares will not be voted for such matter and will have no effect on the outcome of the vote.

Abstentions are considered as being present for quorum purposes.

CAN YOUR SHARES BE VOTED IF YOU DO NOT RETURN YOUR PROXY AND DO NOT ATTEND THE ANNUAL MEETING?

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item, and has not received instructions from the beneficial owner. Broker non-votes count for quorum purposes but not for voting purposes.

If you do not attend and vote your shares which are registered in your name or if you do not otherwise fill out the proxy card and vote by proxy, your shares will not be voted.

HOW CAN I ATTEND THE ANNUAL MEETING?

Only stockholders as of the Record Date (or their proxy holders) may attend the Annual Meeting. All stockholders seeking admission to the Annual Meeting must present photo identification. If you hold your shares in street name, to gain admission to the Annual Meeting you also must provide proof of ownership of your shares as of the record date. Proof of ownership may be a letter or account statement from your broker, bank or other holder of record.

Stockholders who wish to attend the Annual Meeting in person will need to register in advance by notifying the Company’s Secretary no later than 10:00 a.m. on August 1, 2020, at the following address, telephone number or email address: 5115 Ulmerton Road, Clearwater, Florida 33760, telephone number (727) 384-2323, email address investor.relations@apyxmedical.com, of their intention to attend the Annual Meeting. Registration will be on a first-come, first-served basis. Only stockholders as of the Record Date who have registered in advance and have a valid confirmation of registration will be admitted to the Annual Meeting. Please note that due to space constraints and security concerns, we will not be able to provide access to the Annual Meeting to any stockholders who have not registered in advance.

Anyone who attends the Annual Meeting in person will be subject to heightened screening procedures in light of the COVID-19 pandemic. Only stockholders as of the Record Date and persons providing necessary assistance to stockholders (such as caregivers) will be admitted to the Annual Meeting.

Upon arrival at 1425 RXR Plaza, Uniondale, NY 11556 on the day of the Annual Meeting, attendees will be required to report to security, provide proper identification and sign in. Attendees should inform security that they are going to the offices of Ruskin Moscou Faltischek, P.C., and security will direct the attendees where to go. All attendees will be screened prior to admission to the Annual Meeting. This may include a health screen, which could include a temperature scan and a questionnaire concerning potential exposure to COVID-19 and the presence, or absence, of symptoms associated with COVID-19.

Any individual who refuses to complete a questionnaire or to submit to a screening, or who answers a screening question affirmatively, or who displays any symptoms that could be related to COVID-19, may be refused entry or removed from the Annual Meeting.

In keeping with federal and local guidance, property management requires all persons visiting Ruskin Moscou Faltischek, P.C.’s office to wear face masks, and attendees are encouraged to bring their own. However, the Company will endeavor to provide a face mask to each attendee who needs one. Social distancing and local and state requirements concerning occupancy will be enforced.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is actually voted.

WHAT HAPPENS IF A VIRTUAL MEETING IS NECESSARY?

As part of our precautions regarding COVID-19, we are planning for the possibility that the Annual Meeting may be held solely by means of virtual communication. In the event that an in person meeting is not possible due to COVID-19, as soon as practicable before the Annual Meeting we will notify stockholders by the issuance of a press release that an in person meeting is not possible and that a virtual meeting will take place instead, which will be posted on our website, www.apyxmedical.com/investor_relations. The press release will include detailed instructions on how to access the virtual meeting, including information on how you can vote your shares if you elect not to do so in advance of the Annual Meeting

WHAT IS HOUSEHOLDING OF ANNUAL MEETING MATERIALS?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statement and annual reports. This means that only one copy of our Proxy Statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you contact the Secretary at the following address or telephone number: 5115 Ulmerton Road, Clearwater, Florida 33760, telephone number (727) 384-2323. If you want to receive separate copies of this Proxy Statement or the Annual Report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact the Company at the above address or telephone number.

DO STOCKHOLDERS HAVE DISSENTERS’ RIGHTS?

Stockholders do not have dissenters’ rights of appraisal with respect to any of the proposals being voted on.

WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?

You may receive more than one set of voting materials, including multiple copies of the Notice of Annual Meeting or this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a notice for shares held in your name and a notice or voting instruction card for shares held in street name. Please follow the directions provided in the notice and each additional notice or voting instruction card you receive to ensure that all your shares are voted.

WHAT ARE THE SOLICITATION EXPENSES AND WHO PAYS THE COST OF THIS PROXY SOLICITATION?

Our Board is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use our officers and employees to ask for proxies, as described below. In addition, we have retained Laurel Hill Advisory Group, LLC to assist in the solicitation of proxies for a fee of approximately $6,500 plus reimbursement of expenses.

WHERE CAN I FIND VOTING RESULTS?

We expect to publish the voting results in a Current Report on Form 8-K, which we expect to file with the SEC within four business days following the Annual Meeting.

WHO CAN HELP ANSWER MY QUESTIONS?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to herein. If you have any questions, need additional material, or require assistance in voting your shares, please feel free to contact Laurel Hill Advisory Group, LLC, the firm assisting us in the solicitation of proxies. Stockholders may call Laurel Hill toll-free at 888-742-1305.

PROPOSAL ONE

ELECTION OF DIRECTORS AND MANAGEMENT INFORMATION

The Governance and Nominating Committee of the Board has nominated seven (7) persons consisting of Andrew Makrides, Charles D. Goodwin, Lawrence J. Waldman, Michael Geraghty, John Andres, Craig Swandal and Minnie Baylor-Henry, each a current Director, for re-election to the Board.

Each director serves from the date of his election until the next annual meeting of stockholders and until his successor is duly elected and qualified. The accompanying proxy card will be voted in favor of the persons named above to serve as directors, unless the stockholder indicates to the contrary on the proxy card. See “Information Regarding Executive Officers, Directors and Director Nominees” for biographical information as to each nominee.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL 1 TO ELECT AS DIRECTORS THE SEVEN NOMINEES PROPOSED BY THE GOVERNANCE AND NOMINATING COMMITTEE OF THE BOARD.

Information Regarding our Board

Our Certificate of Incorporation and Bylaws provide for our Company to be managed by or under the direction of the Board. Under our Certificate of Incorporation and Bylaws, the number of directors is fixed from time to time by the Board. The maximum number of directors permitted pursuant to our Certificate of Incorporation and Bylaws is nine. Currently, the number of Board seats constituting the entire Board is fixed at seven, and the number of directors currently serving is seven, leaving no vacancies on the Board. The Board currently has six members who have been determined to be “independent” as defined by the applicable rules of The NASDAQ Stock Market LLC and the Securities and Exchange Commission. These “independent” directors are Andrew Makrides, Michael Geraghty, John Andres, Lawrence J. Waldman, Craig Swandal, and Minnie Baylor-Henry. Our common stock is listed on The NASDAQ Stock Market LLC under the symbol “APYX”.

The primary responsibilities of our Board are to provide oversight, strategic guidance, counseling and direction to our management. Our Board meets on a regular basis and additionally as required. Written or electronic materials are distributed in advance of meetings as a general rule and our Board schedules meetings with, and presentations from, members of our senior management on a regular basis and as required.

Directors are elected at the Annual Meeting and hold office until our next annual meeting of stockholders and until their successors are elected and qualified. Officers are appointed by the Board and serve at the pleasure of the Board.

The Board held six (6) meetings and acted by unanimous written consent three (3) times during the 2019 fiscal year. Throughout the year and from time-to-time the Board will hold informal meetings on an as needed basis. All of the directors attended 100% of the meetings of the Board and of the committees on which they served. While we encourage all members of the Board to attend Annual Meetings of Stockholders, there is no formal policy as to their attendance.

Legal Proceedings Involving Directors

There were no legal proceedings involving the nominees to the Board in the past ten years.

Board Leadership Structure

The independent directors appointed Lawrence J. Waldman as the Lead Independent Director. The Lead Independent Director is appointed by the Board and is responsible for coordinating the activities of the independent directors and coordinating with the Chief Executive Officer of the Company to set agendas for Board meetings and chair executive sessions of the independent directors. The Lead Independent Director is also responsible for meeting, from time to time, with the Company’s Compensation Committee to discuss the Chief Executive Officer’s performance.

The Company’s Corporate Governance Policies also contain several features which the Company believes will ensure that the Board maintains effective and independent oversight of management, including the following:

•
Executive sessions without management and non-independent directors present are a standing Board agenda item. Executive sessions of the independent directors are held at any time requested by an independent director and, in any event, are held in connection with all regularly scheduled Board meetings.

•	The Board regularly meets in executive session with the CEO without other members of management present.

•	All Board committee members are independent directors. The committee chairs have authority to hold executive sessions without management and non-independent directors present.

The Board has no formal policy with respect to separation of the positions of Chairman and CEO or with respect to whether the Chairman should be a member of management or an independent director, and believes that these are matters that should be discussed and determined by the Board from time to time. The Chief Executive Officer of the Company, Charles D. Goodwin, is tasked with the responsibility of implementing our corporate strategy. We believe Mr. Goodwin is best suited for leading discussions, at the Board level, regarding performance relative to our corporate strategy and this discussion accounts for a significant portion of the time devoted at our Board meetings.

Risk Management Oversight

The Board believes that risk management is an important component of the Company’s corporate strategy. While we assess specific risks at our committee levels, the Board, as a whole, oversees our risk management process, and discusses and reviews with management major policies with respect to risk assessment and risk management. The Board is regularly informed through its interactions with management and committee reports about risks we face in the course of our business. Our Audit Committee also takes an active role in risk assessment and risk management.

INFORMATION REGARDING EXECUTIVE OFFICERS, DIRECTORS AND DIRECTOR NOMINEES

The following table sets forth the names, ages and positions within the Company of each of our directors, director nominees, executive officers and key employees.

Name	Age	Position	Director Since
Charles D. Goodwin	54	Chief Executive Officer and Director	December 2017
Tara Semb	50	Chief Financial Officer, Treasurer and Secretary	N/A
Todd Hornsby	44	Executive Vice President	N/A
Moshe Citronowicz	67	Senior Vice President	N/A
Andrew Makrides	78	Chairman of the Board	December 1982
Lawrence J. Waldman	73	Director	March 2011
Michael Geraghty	74	Director	March 2011
John Andres	62	Vice-Chairman of the Board	July 2014
Craig Swandal	59	Director	March 2018
Minnie Baylor-Henry	72	Director	August 2019
Andrew Makrides, Esq. age 78, Chairman of the Board of Directors since December 1982, received a Bachelor of Arts degree in Psychology from Hofstra University and a Juris Doctor Degree from Brooklyn Law School. He is a member of the Bar of the State of New York and practiced law from 1968 until joining Apyx Medical Corporation as a co-founder and Executive Vice President and director, in 1982. Mr. Makrides became President of the Company in 1985 and the CEO in December 1998 and served as such until March 18, 2011 at which point he relinquished his position as President, but remained CEO until December 2013. Mr. Makrides employment contract expired December 31, 2016. Mr. Makrides has over 30 years of executive experience in the medical industry. The Company believes Mr. Makrides is qualified to serve as Chairman because of his over 30 years of experience in the medical device industry as well as with his previous tenure with the Company.

Charles D. Goodwin, age 54, Chief Executive Officer and a Director of Apyx Medical since December 2017, is an accomplished senior executive with over 25 years of experience in the healthcare industry. Before joining Apyx Medical in December 2017, Mr. Goodwin was the Chief Executive Officer of MIS Implants Technologies, Inc., a privately held company specializing in dental implants. Prior to this position, Mr. Goodwin spent more than 11 years with Olympus/Gyrus ACMI in a variety of commercial and leadership roles of increasing responsibility. Mr. Goodwin began as a regional sales director for Gyrus in 2002 and was later promoted to Vice President of Sales, overseeing the Company’s strong commercial ramp and assisting Gyrus’ executive leadership team in the successful acquisition of American Cytoscope Makers, or “ACMI”, for $500 million in 2005. As President of Gyrus ACMI’s surgical division, Mr. Goodwin developed the company’s global distribution network and achieved average annual sales growth of 35% for three consecutive years, resulting in a promotion to President of Worldwide Sales in 2007. As President of Worldwide Sales for Gyrus ACMI, Mr. Goodwin was responsible for a global business with approximately 700 employees and was a key contributor to the successful sale of Gyrus ACMI to Olympus for $2.2 billion in 2008. Mr. Goodwin served as Group Vice President of Olympus Corporation’s global surgical energy group, where he was responsible for commercial strategy, R&D and operations for a business with more than 500 employees worldwide. Mr. Goodwin held this position for five years before joining MIS Implants Technologies, Inc. in 2014. Mr. Goodwin holds a B.A. Finance and Economics from Eastern Washington University. The Company believes Mr. Goodwin is qualified to serve as a Director given his over 25 years of experience in the medical device industry.

Tara Semb, age 50, Chief Financial Officer, Treasurer and Secretary since January 2019. Prior to joining Apyx Medical, Ms. Semb was the Chief Financial Officer for AVAIL Vapor LLC, a manufacturer and retailer of e-liquid for use in electronic vapor devices, from 2015 until 2018. Ms. Semb previously worked for Amsted Industries, a diversified global manufacturer of industrial components, in multiple positions of increasing responsibility from 2006 until 2015, culminating in her promotion to Director of Finance for the company’s rail bearings division in 2013. Before joining Amsted Industries as Director of Internal Audit in 2006, she held financial and operational roles at Blyth Industries, a manufacturer and seller of candles and home fragrance products, and Anixter International, a global distributor of network & security solutions. She began her career in 1991 as an auditor at Price Waterhouse. Ms. Semb holds a Bachelor of Science degree in Accounting from the University of Illinois, as well as an MBA from Washington University in St. Louis. She is a Certified Public Accountant (CPA).

Todd Hornsby, age 44, Executive Vice President since January 2019, has responsibility for global Commercial operations. He is an accomplished Senior Executive with more than 19 years of success in the medical device and biotech industries. Throughout his career, Todd has held various leadership positions and has extensive experience in sales, sales management, and with building strong teams and launching new technologies. Since joining Apyx™ Medical in August 2014, Todd has focused primarily on the commercialization of Apyx’s Renuvion / J-Plasma advanced energy system. Prior to joining Apyx, Todd held roles of increasing seniority and responsibility at CryoLife, Inc. During his tenure, Todd directed the US Sales team, with a diversified product portfolio of biological heart valves and vascular grafts, surgical adhesives and hemostatic agents, dialysis access and CHF chronic heart failure products. Todd also directed successful integrations of three acquisitions into the US sales channel. Early in his medical device career, Todd held positions with Ethicon - Endo Surgery and Medex Medical. Todd holds a BA in Psychology from Hope College. He is also the recipient of many awards for sales achievement and growth.

Moshe Citronowicz, age 67, Senior Vice President since 2012, came to the United States in 1978 and has worked in a variety of manufacturing and high technology industries. In October 1993, Mr. Citronowicz joined the Company as Vice President of Operations and served as our Chief Operating Officer until November 2011. Currently, he is serving as the Senior Vice President. Mr. Citronowicz’s employment contract extends to December 31, 2020.

Lawrence J. Waldman, CPA, age 73, Director, Audit Committee Chair, and Lead Independent Director since March 2011. Mr. Waldman has over thirty-five years of experience in public accounting. Mr. Waldman currently serves as a senior advisor to First Long Island Investors, LLC, an investment and wealth management firm since May 2016. Prior to that Mr. Waldman served as an advisor to the accounting firm of EisnerAmper LLP, where he was previously the Partner-in-Charge of Commercial Audit Practice Development for Long Island since September 2011. Prior to joining EisnerAmper LLP, Mr. Waldman was the Partner-in-Charge of Commercial Audit Practice Development for Holtz Rubenstein Reminick, LLP from July 2006 to August 2011. Mr. Waldman was the Managing Partner of the Long Island office of KPMG LLP from 1994 through 2006, the accounting firm where he began his career in 1972. Mr. Waldman was elected to the Board of Directors of Comtech Telecommunications Corp. in August of 2015 and since December 2015, serves as Chair of its audit committee. In October 2016, Mr. Waldman was appointed and subsequently in December 2016 elected to the Board of Directors of CVD Equipment Corporation, and serves as the Chair of the audit committee and as Lead Independent Director Mr. Waldman served through October 2018 as a member of the Board of Directors of Northstar/ RXR Metro Income Fund, a non-traded Real Estate Investment Trust and has served as a member of its audit committee since

2014. Mr. Waldman is also the Chair of the Supervisory Committee of Bethpage Federal Credit Union. Mr. Waldman also served as a member of the State University of New York’s Board of Trustees and as chair of its audit committee. He previously served as the Chairman of the Board of Trustees of the Long Island Power Authority and as Chair and a member of the finance and audit committee of its Board of Trustees. Mr. Waldman meets the definition of a financial expert as defined by the SEC and The NASDAQ Stock Market LLC. The Company believes Mr. Waldman is qualified to serve as Director, Audit Committee Chair and Lead Independent Director because of his over 35 years experience in public accounting and his positions on various boards.

Michael Geraghty, age 74, has served as a director since March 2011 and was previously employed as the President of Global Sales at Optos, Inc., a developer and manufacturer of retinal imaging devices for screening, detection and diagnosis of eye related conditions. From 2005 through 2008, he was the President of International Sales at Gyrus Acmi where he first started in 2000 as Senior Vice President of Sales for Gyrus Medical. Prior to this, Mr. Geraghty was the Vice President of Sales and Marketing for Everest Medical, Inc. and before that was the Director of Marketing for Advanced Products at Arthrocare Corporation. Mr. Geraghty specializes in building independent direct sales teams in the medical device industry and has extensive domestic and international sales and marketing experience. He received his bachelor’s degree from St. Mary’s University and graduate degree in Executive Sales Management from the University of Minnesota. The Company believes Mr. Geraghty is qualified to serve as Director and Compensation Committee Chair because of his extensive domestic and international sales, marketing, and management experience.

Craig Swandal, age 59, Director since March 2018. Mr. Swandal has over 30 years of experience at public and privately-held medical technology and electronics manufacturing companies. He began his career in 1981 at Unisys Corporation, a manufacturer of main frame computer systems, where he held a variety of manufacturing positions of increasing responsibility. In 1995 he joined Silent Knight, a manufacturer of industrial fire and security systems, as a Manufacturing Manager and was promoted to Vice President of Operations.

In 2001, Mr. Swandal joined Gyrus, a manufacturer of surgical devices, where he was responsible for the company’s manufacturing operations as Director of Operations and later Vice President of Operations. Following Gyrus’s acquisition of ACMI in 2005, Mr. Swandal was promoted to Senior Vice President and was responsible for the global operations of the combined company. He developed and executed Gyrus ACMI’s strategy to consolidate its manufacturing, distribution, customer service and service and repair operations and was a member of the leadership team that successfully sold the company to Olympus Corporation for $2.2 billion in 2008.

Following the acquisition of Gyrus ACMI, Mr. Swandal served on the executive leadership teams of several companies, including ATS Medical, ACELL and Tendyne, where he was focused on operational development and currently holds a position. He is currently the Principal of Lead 2 Change Consulting, where he assists companies in identifying and implementing new manufacturing initiatives. Mr. Swandal serves as a member of the Board of Managers for Tiumed LLC a nontraded Medical Device start up. Mr. Swandal holds a Bachelor’s degree in Organizational Management and Communications from Concordia University, as well as a mini Master of Business Administration in Medical Technology from the University of St Thomas. The Company believes Mr. Swandal is qualified to serve as Director because of his extensive experience in manufacturing operations.

John Andres, age 62, Vice Chairman of the Board of Directors and Nominating Chair since July 2014, has over thirty years of experience in the medical device industry. Since April, 2004, Mr. Andres has been a private consultant, doing business through John C. Andres, LLC, specializing in patent/business strategy development and execution. He also is a partner of Hawk Healthcare, LLC, which provides strategic transaction management to private individuals and companies.

In 2017, Mr. Andres joined the Longeviti Neuro Solutions, LLC Board of Directors which is developing cranial implant products for cranial reconstruction. In 2004, Mr. Andres helped found K2M, Inc. (KTWO) and from 2004 until 2010 served as a member of the Board of Directors of K2M, Inc. Prior to 2004, Mr. Andres held various legal and strategic business development positions at the Surgical Division of Tyco Healthcare Group, LLP, now Medtronic (NYSE: MDT) and its predecessor, United States Surgical Corporation. Before joining U.S. Surgical, Mr. Andres worked at the New York law firm of Morgan & Finnegan. He received his Associate of Applied Science degree from Rochester Institute of Technology, his Bachelor of Arts degree from Lehigh University and his Juris Doctor from Pace University School of Law. The Company believes Mr. Andres is qualified to serve as a director because of his extensive experience in patent and business strategy development and execution in the medical device industry.

Minnie Baylor-Henry, age 72, Director and Regulator Compliance Committee Chair since August 2019. Ms. Baylor-Henry has over 25 years of regulatory affairs experience. She is the President of B-Henry & Associates, LLC, a consulting firm that she founded to provide regulatory strategic support to life sciences companies. Prior to starting her consulting company, she held various executive level positions over a 15-year period at Johnson & Johnson (J&J). Before retiring from J&J in 2015, she was the Worldwide Vice President of Regulatory Affairs-Medical Devices. During her time at J&J, she also had served as the Vice President-Medical & Regulatory Affairs in the Over-the Counter Group, as well as Senior Director, Regulatory Affairs- Pharmaceuticals. Ms. Baylor-Henry also worked for Deloitte & Touche (2008-2010) as the National Director Regulatory Affairs- Life Sciences. Prior to joining the private sector, she worked for the US Food & Drug Administration (1991-1999) in many roles, including serving as the Director of the Division of Drug, Marketing, Advertising & Communications and the FDA’s National Health Fraud Coordinator.

In 2018, Ms. Baylor-Henry joined the Board of Directors of scPharmaceuticals, a publicly-held company focused on developing technologies that enable subcutaneous administration of therapies and in 2019 the Board of Directors of PolarityTE, a publicly- held regenerative medicine company. Ms. Baylor-Henry received her pharmacy degree from Howard University’s College of Pharmacy and a law degree from Catholic University’s Columbus School of Law. The Company believes Ms. Baylor-Henry is qualified to serve as Director and Regulatory and Compliance Committee Chair because of her extensive experience in global and regulatory management and compliance.

COMMITTEES OF OUR BOARD

We have a standing Audit Committee, Compensation Committee, Governance and Nominating Committee and Regulatory Compliance Committee.

Audit Committee

The Audit Committee assists the Board in its general oversight of our financial reporting, internal controls, and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. The Audit Committee reviews and discusses with management and our independent accountants the annual audited and quarterly financial statements (including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and matters required to be discussed by the applicable requirements of the PCAOB), reviews the integrity of the financial reporting processes, both internal and external, reviews the qualifications, performance and independence of our independent accountants, and prepares the Audit Committee Report included in its Annual Report in accordance with rules and regulations of the Securities and Exchange Commission. The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. The Audit Committee also acts as a qualified legal compliance committee.

The meetings of the Committee are designed to facilitate and encourage communication among the Committee, the Company and the Company’s independent auditor. The Committee discussed with the Company’s Independent Auditor the overall scope and plans for their respective audits. The Committee meets with the independent auditor, with and without management present, to discuss the results of their examinations; their evaluations of the Company’s internal controls; and the overall quality of the Company’s financial reporting.

During 2019, our Audit Committee consisted of four independent members of the Board of Directors, Lawrence J. Waldman, John Andres, Michael Geraghty and Craig Swandal. As a smaller reporting company, we are required to have at least two independent members comprising our Audit Committee in accordance with Rule 10A-3 of the Securities Exchange Act of 1934 and the rules of The NASDAQ Stock Market LLC. During 2019, Mr. Waldman served as the Audit Committee Chairman and financial expert. The Audit Committee meets as often as it determines necessary but not less frequently than once every fiscal quarter. During 2019, the Audit Committee met four times.

A copy of the Audit Committee Charter will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary. A copy of the Audit Committee Charter is available in the Investor Relations section of our website at www.apyxmedical.com.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible for matters relating to the corporate governance of our company and the nomination of members of the board and committees thereof. During 2019, our Governance and Nominating Committee consisted of three independent members of the Board of Directors, John Andres who serves as Chairman, Lawrence J. Waldman and Michael Geraghty. The Governance and Nominating Committee meets as often as it determines necessary, but not less than once a year. During 2019, the Governance and Nominating Committee met once.

When considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance and Nominating Committee focused primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. As more specifically described in such person’s individual biographies set forth above, our directors possess relevant and industry-specific experience and knowledge in the medical, engineering and business fields, as the case may be, which we believe enhances the Board’s ability to oversee, evaluate and direct our overall corporate strategy. The Governance and Nominating Committee annually reviews and makes recommendations to the Board regarding the composition and size of the Board so that the Board consists of members with the proper expertise, skills, attributes, and personal and professional backgrounds needed by the Board, consistent with applicable regulatory requirements.

The Governance and Nominating Committee believes that all directors, including nominees, should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of our stockholders. The Governance and Nominating Committee will consider criteria including the nominee’s current or recent experience as a senior executive officer, whether the nominee is independent, as that term is defined in existing independence requirements of The NASDAQ Stock Market LLC and the Securities and Exchange Commission, the business, scientific or engineering experience currently desired on the Board, geography, the nominee’s industry experience, and the nominee’s general ability to enhance the overall composition of the Board.

The Governance and Nominating Committee does not have a formal policy on diversity; however, in recommending directors, the Board and the Committee consider the specific background and experience of the Board members and other personal attributes in an effort to provide a diverse mix of capabilities, contributions and viewpoints which the Board believes enables it to function effectively as the Board of a company with our size and nature of business.

If a Stockholder wishes to nominate a candidate to be considered for election as a director at the 2021 Annual Meeting of Stockholders, he or she must submit nominations in accordance with the procedures set forth in “Stockholder Proposals For Next Annual Meeting.” If a Stockholder wishes simply to propose a candidate for consideration as a nominee by the Governance and Nominating Committee, he or she should submit any pertinent information regarding the candidate to the members of the Governance and Nominating Committee of Apyx Medical Corporation, c/o Secretary, 5115 Ulmerton Road, Clearwater, Florida 33760.

A copy of the Governance and Nominating Committee Charter will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary. A copy of the Governance and Nominating Committee Charter is available in the Investor Relations section of our website at www.apyxmedical.com.

Compensation Committee

The Compensation Committee is responsible for overseeing our compensation and employee benefit plans (including those involving the issuance of our equity securities) and practices, including formulating, evaluating and approving the compensation of our executive officers and reviewing and recommending to the full Board of Directors the compensation of our Chief Executive Officer. During 2019, our Compensation Committee consisted of three independent members of the Board of Directors, Michael Geraghty who served as Chairman, John Andres and Lawrence J. Waldman. The Compensation Committee meets as often as it determines necessary, but not less than once a year. During 2019, the Compensation Committee met three times.

A copy of the Compensation Committee Charter will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary. A copy of the Compensation Committee Charter is available in the Investor Relations section of our website at www.apyxmedical.com.

Regulatory Compliance Committee

The Regulatory Compliance Committee, formed in the third quarter of 2019, is responsible for matters relating to the Company’s overall non-financial regulatory and compliance strategies and systems. Specifically, the Committee provides oversight of management’s efforts to comply with the requirements for a medical device company operating in a highly regulated environment with respect to healthcare compliance, product quality and safety, and other areas as directed by the Board. During 2019, our Regulatory Compliance Committee consisted of three independent members of the Board of Directors, Minnie Baylor-Henry who serves as Chairperson, John Andres and Craig Swandal. The Regulatory Compliance Committee meets as often as it determines necessary, but not less than once a year. During 2019, Regulatory and Compliance Committee met once.

In carrying out its responsibilities, the Committee reviews and discusses with management the implementation and enforcement of policies, procedures, risk management and compliance programs related to the Company’s adherence with applicable laws and regulations in the areas of healthcare compliance, product quality and safety and regulatory affairs.

A copy of the Regulatory Compliance Committee Charter will be provided to any person without charge upon written request to the Company’s address to the attention of the Secretary. A copy of the Regulatory Compliance Committee Charter is available in the Investor Relations section of our website at www.apyxmedical.com.

The table below indicates the current membership of each committee and how many times the Board and each committee met in 2019:

	Board	Audit	Governance and Nominating	Compensation	Regulatory Compliance
Andrew Makrides	Chairman
Charles D. Goodwin	Member
John Andres	Vice Chairman	Member	Chairman	Member	Member
Michael Geraghty	Member	Member	Member	Chairman
Lawrence J. Waldman	Member	Chairman (1)	Member	Member
Craig Swandal	Member	Member			Member
Minnie Baylor-Henry	Member				Chairman
Number of Meetings	6	4	1	3	1

(1)	Mr. Waldman has also been designated the Audit Committee’s financial expert as well as the Board’s Lead Independent Director.

Stockholder Communications

The Board provides a process by which Stockholders may communicate with the Board, including our independent directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to any director or the entire Board of Directors of Apyx Medical Corporation, c/o Secretary, 5115 Ulmerton Road, Clearwater, Florida 33760. All mail received at the above address that is addressed to the Board or any individual director will be relayed by the Company to the Board or such individual director. On a periodic basis, all such communications will be compiled by the Secretary and submitted to the Board or the individual director to whom the communications are addressed.

Code of Ethics

The Company made revisions to the Code of Ethics in the fourth quarter of 2019.

A copy of the code of ethics, which expressly includes the fiduciary responsibilities of the CEO and CFO, along with a summary of the changes made in 2019, is available on our website at https://apyxmedical.com/code-of-ethics-and-conduct/.

COMPENSATION DISCUSSION AND ANALYSIS

General Compensation Philosophy

The primary objective of our compensation program for employees, including our compensation program for executive officers, is to attract, retain and motivate qualified individuals and reward them in a manner that is fair to all stockholders. We strive to provide incentives for every employee that rewards them for their contribution to the Company.

The primary objective of our compensation program for employees, including our compensation program for executive officers, is to attract, retain and motivate qualified individuals and reward them in a manner that is fair to all stockholders. We strive to provide incentives for every employee that rewards them for their contribution to the Company.

Our compensation program is designed to be competitive with other employment opportunities and to align the interests of all employees, including executive officers, with the long-term interests of our stockholders. Historically, for our executive officers, we link a much higher percentage of total compensation to incentive compensation such as stock based compensation than we do for other employees.

With these objectives in mind, our Board has built executive and non-executive compensation programs that consist of three principal elements - base salary, performance bonuses and grants of stock options and/or shares of restricted stock.

To understand the competitiveness of compensation arrangements provided to our executive officers, in 2014 the Compensation Committee engaged Pearl Meyer & Partners to perform a competitive assessment of base salaries, bonuses for on-target performance and grants of equity incentives. In 2018 and again in 2019, Pearl Meyer & Partners updated the competitive frame of reference for the study to consist of the following group of pre-selected companies that were of comparable size and operated in our industry category.

Corindus Vascular Robotics, Inc.	IRIDEX Corporation	Restoration Robotics, Inc.
Cutera, Inc.	Misonix, Inc.	Sensus Healthcare, Inc.
Ekso Bionics Holdings, Inc.	Neuronetics, Inc.	Utah Medical Products Inc.
iCAD, Inc.	Nuvectra Corporation	Viveve Medical, Inc.
IRadimed Corporation	OrthoPediatrics Corp.

In addition to the peer group, Pearl Meyer referenced industry-specific, size-adjusted market survey data where appropriate.

The results of the survey confirmed that, consistent with our desired philosophy, our compensation arrangements were competitive with the marketplace, with some variation by individual.

Compensation Program

Base Salary

We pay base salaries to our Named Executive Officers (as defined below) in order to provide a consistent, minimum level of pay that sustained individual performance warrants. We also believe that a competitive annual base salary is important to attract and retain an appropriate caliber of talent for each position over time.

The annual base salaries of our Named Executive Officers are determined by our Compensation Committee and approved by the Board. All salary decisions are based on each Named Executive Officer’s level of responsibility, experience and recent and past performance, as determined by the Compensation Committee. The Compensation Committee benchmarks base salaries using a major independent consulting firm and using their recommendations and other information the Committee evaluates and establishes the base compensation for our named executives.

Name	Title	Base Salary 2019
Charles D. Goodwin	Chief Executive Officer and Director	$450,000
Tara Semb	Chief Financial Officer, Treasurer and Secretary	271,000
Todd Hornsby	Executive Vice President	330,000
Moshe Citronowicz	Senior Vice President	270,000

Performance Bonus

The second component of executive compensation is performance bonuses which are earned when defined metrics are achieved.

For 2019, the Company established a combination of financial, operational and personal objectives as the broad criteria that would determine annual performance bonus amounts for the year.

(In millions)	Target	Achievement	Overall Weight	Achievement	Calculation
Revenue	30.1	28.2	50%	93%	47%
Operating Income/(Loss)	(19.7)	(20.3)	25%	97%	25%
Cash Burn	(16.3)	(13.1)	25%	120%	30%
Total			100%		102.0%

After careful review and consideration of the measures that comprise the 2019 bonus, the Compensation Committee approved the following performance bonuses:

Name	Bonus
Charles D. Goodwin	$344,250
Moshe Citronowicz	82,620
Todd Hornsby	168,300
Tara Semb	110,265
Total	$705,435

Stock Options

The third component of executive compensation is equity grants which have mainly come in the form of stock options. We believe that equity ownership in our Company is important to provide our Executive Officers with long-term incentives to better align interests of executives with the interests of stockholders and build value for our stockholders. In addition, the equity compensation is designed to attract and retain the executive management team. Stock options have value only if the stock price increases over time and, therefore, provide executives with an incentive to build Apyx’s value. This characteristic ensures that the Executive Officers have a meaningful portion of their compensation tied to future stock price increases and rewards management for long-term strategic planning through the resulting enhancement of the stock price.

Stock option awards to Executive Officers are entirely discretionary. The CEO recommends to the Compensation Committee awards for Executive Officers other than himself. The Compensation Committee considers this recommendation along with the prior contribution of these individuals and their expected future contributions to our growth. The Committee formulates and presents its recommended allocation of stock option awards to the Board for approval. The Compensation Committee then would make an independent determination on CEO stock option awards, again formulating and presenting its recommendation for the allocation of stock option awards to the Board for approval. The Board approves, rejects, or, if necessary, modifies the Committee’s recommendations.

Perquisites and Other Benefits

Our Executive Officers are eligible for the same health and welfare programs and benefits as the rest of our employees in their respective locations.

Our Executive Officers are entitled to participate in and receive employer contributions to Apyx's 401(k) Savings Plan. For more information on employer contributions to the 401(k) Savings Plan see the Summary Compensation Table and its footnotes.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), places a limit of $1.0 million on the amount of compensation that we may deduct as a business expense in any year with respect to each of our most highly paid executives unless, among other things, such compensation is performance-based and has been approved by stockholders. The non-performance-based compensation paid to our executive officers for the 2019 fiscal year did not exceed the $1.0 million limit per executive officer. Accounting considerations also play an important role in the design of our executive compensation program. Accounting rules, such as FASB ASC Topic 718-10-10, Share-Based Payment, require us to expense the cost of our stock option grants which reduces the amount of our reported profits. Because of option expensing and the impact of dilution on our stockholders, we pay close attention to the number and value of the shares underlying stock options we grant.

Summary Compensation Table

The following table sets forth the compensation paid to each of our Executive Officers for the three years ended December 31, 2019, 2018, and 2017 for services to our Company in all capacities:

Name and Principal Position	Year	Salary	Bonus ($)		Stock Awards ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation Earnings ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (6)	Total ($)
Charles D. Goodwin	2019	$450,000	$344,250		$—	1,135,160	$—	$—	$15,848	$1,945,258
CEO and Director	2018	$400,000	$1,075,500		$—	—	$—	$—	$14,233	$1,785,385
	2017	$15,385	$—		$—	1,770,000	$—	$—	$—	$—

Moshe Citronowicz	2019	$270,000	$82,620		$—	346,320	$—	$—	$22,415	$721,355
Senior Vice President	2018	$226,410	$342,006		$—	—	$—	$—	$19,904	$588,320
	2017	$226,410	$300	(4)	$—	137,340	$—	$—	$18,968	$383,018

Todd Hornsby	2019	$330,000	$168,300		$—	365,560	$—	$—	$28,400	$892,260
Executive Vice President(*)	2018	$277,886	$200,500		$—	—	$—	$—	$25,713	$504,099
	2017	$504,152	$300		$—	206,430	$—	$—	$25,076	$735,958

Tara Semb(**)	2019	$271,000	$110,265		$—	312,000	$—	$—	$5,922	$699,187
Chief Financial Officer,	2018	$—	$—		$—	—	$—	$—	$—	$—
Treasurer and Secretary	2017	$—	$—		$—	—	$—	$—	$—	$—
*Assumed role as Executive Vice President on January 2, 2019. **Assumed role as CFO, Treasurer and Secretary on January 2nd, 2019.

(1)
These columns represent the grant date fair value of the awards as calculated in accordance with FASB ASC 718 (Stock Compensation). Pursuant to SEC rule changes effective February 28, 2010, we are required to reflect the total grant date fair values of the option grants in the year of grant, rather than the portion of this amount that was recognized for financial statement reporting purposes in a given fiscal year which was required under the prior SEC rules, resulting in a change to the amounts reported in prior Annual Reports.

(2)	The amounts for 2019 include compensation under the following plans and programs:

	C.D. Goodwin	M. Citronowicz	T. Hornsby	T. Semb
Life insurance premiums	110	72	110	110
Long-term disability premiums	392	392	392	392
Health insurance premiums	6,946	14,369	20,748	—
Employer 401(k) contribution	8,400	7,582	7,150	5,420

Total	$15,848	$22,415	$28,400	$5,922

Amounts in the table above are pro-rated where applicable.

Employment Agreements and Potential Payments Upon Termination or Change in Control

At December 31, 2019, we were obligated under four employment agreements.

Name	Contract Expiration Date
Charles D. Goodwin	N/A(1)
Tara Semb	N/A(1)
Todd Hornsby	N/A(1)
Moshe Citronowicz	December 31, 2020

(1)	Employment contracts provide for the Executives to remain employed by the Company until such time as their employment is terminated pursuant to the terms of their Employment Agreement.

Employment contracts, other than for Messr. Citronowicz, commence on effective date and continue until terminated. The employment agreements provide, among other things, that the executive may be terminated as follows:

(a)	Upon the death of the executive, in which case the executive’s estate shall be paid the basic annual compensation due the employee pro-rated through the date of death.

(b)
By the resignation of the executive at any time upon at least thirty (30) days prior written notice to Apyx in which case Apyx shall be obligated to pay the employee the basic annual compensation due him pro-rated to the effective date of termination.

(c)
By Apyx, “for cause” if during the term of the employment agreement the employee violates the non-competition provisions of his employment agreement, or is found guilty in a court of law of any crime of moral turpitude in which case the contract would be terminated and provisions for future compensation forfeited.

(d)
By Apyx, without cause, with the majority approval of the Board of Directors, for Mr. Goodwin and Mr. Citronowicz at any time upon at least thirty (30) days prior written notice to the executive. In this case Apyx shall be obligated to pay the executive compensation in effect at such time, including all bonuses, accrued or prorated and expenses up to the date of termination. Thereafter for Messr. Citronowicz, Apyx shall pay the executive three times the salary in effect at the time of termination payable in one lump sum.

(e)
If Apyx fails to meet its obligations to the executive on a timely basis, or if there is a change in the control of Apyx, the executive may elect to terminate his employment agreement. Upon any such termination or breach of any of its obligations under the employment agreement, Apyx shall pay Mr. Citronowicz a lump sum severance equal to three times the annual salary and bonus in effect the month preceding such termination or breach as well as any other sums which may be due under the terms of the employment agreement up to the date of termination. Mr. Goodwin shall be paid two times their annual salary and bonus in effect the month preceding such termination or breach as well as any other sums which may be due under the terms of their respective employment agreement up to the date of termination. Ms. Semb shall be paid her annual salary and bonus in twelve monthly installments in effect the month following such termination.

Outstanding Equity Awards

The following table presents information with respect to each unexercised stock option held by our Executive Officers as of December 31, 2019:

Name	# of Securities Underlying Unexercised Options (# Exercisable)	# of Securities Underlying Unexercised Options (# Unexercisable)	Weighted Average Option Exercise Price ($/Sh)	Option Expiration Range After Grant Date
Charles D. Goodwin	1,078,667	157,333	$3.93	12/15/2027	-	1/9/2029
Moshe Citronowicz	143,500	65,500	$4.49	7/12/2022	-	1/9/2029
Todd Hornsby	151,583	104,417	$4.45	8/27/2024	-	1/9/2029
Tara Semb	21,667	43,333	$7.91	1/9/2029
*** These columns represent the grant date fair value of the awards as calculated in accordance with FASB ASC 718 (Stock Compensation).

In 2003, the Board of Directors adopted and our stockholders approved Apyx's 2003 Executive and Employee Stock Option Plan covering a total of 1,200,000 shares of common stock issuable upon exercise of options to be granted under the Plan.

On October 30, 2007, our stockholders approved and the Board of Directors adopted an amendment to the 2003 Executive and Employee Stock Option Plan to increase the maximum aggregate number of shares of common stock reserved for issuance under the 2003 Plan from 1.2 million shares (already reserved against outstanding options) to 1.7 million shares, or an increase of 500,000 shares of common stock for future issuance pursuant to the terms of the plan. Except for the increase in the number of shares covered by the plan, the plan remains otherwise unchanged from its present status. In 2011, the Board of Directors granted 25,000 options to purchase a like number of shares of common stock.

In July of 2012, our stockholders approved the 2012 Share Incentive Plan covering a total of 750,000 shares of common stock issuable upon exercise of options to be granted under the plan. At December 31, 2019 approximately 160,000 are available to be issued in this plan.

In July of 2015, our stockholders approved the 2015 Executive and Employee Stock Option Plan covering a total of 2,000,000 shares of common stock issuable upon exercise of options to be granted under the plan. At December 31, 2019 approximately 900,000 are available to be issued in this plan.

In August of 2017, our stockholders approved the 2017 Executive and Employee Stock Option Plan covering a total of 3,000,000 shares of common stock issuable upon exercise of options to be granted under the plan. At December 31, 2019 approximately 480,000 are available to be issued in this plan.

In August of 2019, our stockholders approved the 2019 Share Incentive Plan covering a total of 2,000,000 shares of common stock issuable upon exercise of options to be granted under the plan. At December 31, 2019, all 2,000,000 are available to be issued in this plan.

There have been no changes in the pricing of any options previously or currently awarded.

Compensation of Non-Employee Directors

The following is a table showing the director compensation for the year ended December 31, 2019:

Name (a)	Fees Earned Or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards *** ($) (d) (1)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (g)	Total ($) (h)
Andrew Makrides	$65,000	$—	$74,868	$—	$—	$—	$139,868
Lawrence J. Waldman (1)	143,500	—	74,868	—	—	—	218,368
Michael Geraghty	55,000	—	74,868	—	—	—	129,868
John Andres	82,500	—	74,868	—	—	—	157,368
Craig Swandal	45,000	—	74,868	—	—	—	119,868
Minnie Baylor-Henry	22,500	—	74,868	—	—	—	97,368
(1) Fees Earned or Paid in Cash includes an additional $50,000 award for additional oversight activities in his capacity as the Lead Independent Director and Audit Committee Chairman during the Company’s transition to a new Chief Financial Officer and Controller, change in independent auditor and ongoing remediation of material weaknesses in internal control.
*** These columns represent the grant date fair value of the awards as calculated in accordance with FASB ASC 718 (Stock Compensation).

In 2019, our Board of Directors consisted of Charles D. Goodwin, Andrew Makrides, John Andres, Lawrence J. Waldman, Michael Geraghty, Craig Swandal, and Minnie Baylor-Henry. Ms. Baylor-Henry became a member of the Board in August 2019.

On August 1, 2019, the Board approved the following compensation arrangement for the Corporation’s non-employee directors:

Base Annual Director Fee

•	the base annual cash compensation to be paid to each of the non-employee members of the Board shall be $35,000 per year.

Non-Executive Chairman and Vice Chairman

•	in addition to the foregoing, the additional cash compensation to be paid to the Non-executive Chairman of the Board shall be $30,000.

•	in addition to the foregoing, the additional cash compensation to be paid to the Vice Chairman of the Board shall be $27,500.

Lead Independent Director

•	in addition to the foregoing, the additional cash compensation to be paid to the Lead Independent Director of the Board shall be $15,000.

Audit Committee

•	in addition to the foregoing, the annual cash compensation to be paid to the Chairman of the Audit Committee of the Board shall be $36,000 per year.

•	in addition to the foregoing, the annual cash compensation to be paid to each of the members of the Audit Committee of the Board (other than Chairman of the Audit Committee) shall be $7,500.

Compensation Committee

•	in addition to the foregoing, the annual cash compensation to be paid to the Chairman of the Compensation Committee of the Board shall be $10,000.

•
in addition to the foregoing, the annual cash compensation to be paid to each of the members of the Compensation Committee of the Board (other than the Chairman of the Compensation Committee) shall be $5,000.

Nomination and Governance Committee

•	in addition to the foregoing, the annual cash compensation to be paid to the Chairman of the Nominating and Governance Committee of the Board shall be $5,000.

•
in addition to the foregoing, the annual cash compensation to be paid to each of the members of the Nominating and Governance Committee of the Board (other than the Chairman of the Nominating and Governance Committee) shall be $2,500.

Regulatory Compliance Committee

•	in addition to the foregoing, the annual cash compensation to be paid to the Chairman of the Regulatory Compliance Committee of the Board shall be $10,000.

•
in addition to the foregoing, the annual cash compensation to be paid to each of the members of the Regulatory Compliance Committee of the Board (other than the Chairman of the Nominating and Governance Committee) shall be $5,000.

Annual Stock Option Grant

•
each non-employee member of the Board shall be granted, on the date of the Corporation’s annual meeting of stockholders, an option to purchase 17,000 shares of the Corporation’s common stock at an exercise price equal to the closing price of the Corporation’s common stock on its principal exchange, which vests ratably over a one (1) year period, and upon such other terms as the Board may resolve.

There have been no changes in the pricing of any options previously or currently awarded.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board is responsible for determining the compensation of executive officers of the Company, as well as compensation awarded pursuant to the Company’s equity incentive plans.

In 2019, our Compensation Committee consisted of three independent members of the Board, Michael Geraghty (Chairman), John Andres and Lawrence J. Waldman.

No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, no member of the Compensation Committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the SEC.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in our Annual Report with management. Based on our Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in our Annual Report for filing with the SEC. During the majority of 2019, our Compensation Committee consisted of three independent members of the Board, Michael Geraghty, who served as Chairman, John Andres and Lawrence J. Waldman.

The Compensation Committee
Michael Geraghty, Compensation Committee Chair
John Andres, Compensation Committee Member
Lawrence J. Waldman, Compensation Committee Member

The foregoing Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as of June 19, 2020, with respect to the beneficial ownership of the Company’s common stock by its executive officers, directors, all persons known by the Company to be the beneficial owners of more than 5% of its outstanding shares and by all officers and directors as a group.

	Number of Shares
Name and Address	Title	Owned (i)	Nature of Ownership	Percentage of Ownership (i)
RTW Investments	Common	3,391,279	Beneficial	9.1%
250 West 55th St. 16th Floor
New York, NY 10019

William Weeks Vanderfelt	Common	3,158,414	Beneficial	8.5%
Coralis 44, Azzuri Village 44

Roches Noires, 31201 Mauritius

Archon Capital Management, LLC	Common	2,594,882		Beneficial	7.0%
1100 19th Avenue E
Seattle, WA 98122

BlackRock, Inc.	Common	2,239,297		Beneficial	6.0%
4400 Computer Drive
Westborough, MA 01581

Charles D. Goodwin II	Common	1,106,917	(ii)	Beneficial	3.0%
5115 Ulmerton Rd.
Clearwater, FL 33760

Andrew Makrides	Common	661,972	(iii)	Beneficial	1.8%
5115 Ulmerton Rd.
Clearwater, FL 33760

Moshe Citronowicz	Common	550,004	(iv)	Beneficial	1.5%
5115 Ulmerton Rd.
Clearwater, FL 33760

Todd Hornsby	Common	151,583	(v)	Beneficial	0.4%
5115 Ulmerton Rd.
Clearwater, FL 33760

Lawrence Waldman	Common	149,000	(vi)	Beneficial	0.4%
5115 Ulmerton Rd.
Clearwater, FL 33760

Michael E. Geraghty	Common	98,000	(vii)	Beneficial	0.3%
5115 Ulmerton Rd.
Clearwater, FL 33760

John Andres	Common	70,500	(viii)	Beneficial	0.2%
5115 Ulmerton Rd.
Clearwater, FL 33760

Craig Swandal	Common	40,000	(ix)	Beneficial	0.1%
5115 Ulmerton Rd.
Clearwater, FL 33760

Tara Semb	Common	21,667	(x)	Beneficial	0.1%
5115 Ulmerton Rd.
Clearwater, FL 33760

Minnie Baylor-Henry	Common	—		Beneficial	—%
5115 Ulmerton Rd.
Clearwater, FL 33760

Officers and Directors as a group (9 people)		2,855,559	(xi)		7.7%

(i)
Based on 34,184,230 outstanding shares of Common Stock and 2,951,762 exercisable outstanding options to acquire a like number of shares of Common Stock as of June 19, 2020, of which officers and directors owned a total of 1,776,917 vested options and 1,088,642 shares at June 19, 2020 (and exercisable within 60 days thereafter). We have calculated the percentage on the basis of the amount of outstanding securities plus, for each person or group, any securities that person or group has current or future right to acquire pursuant to options, warrants, conversion privileges or other rights based on the 13G and 13D SEC filings.

(ii)
Includes 28,250 shares and 1,078,667 vested options out of a total of 1,479,000 ten year options owned by Mr. Goodwin to purchase shares of Common Stock of the Company at an exercise price between $2.99 and $8.18. Options vest equally over a two or three year period.

(iii)
Includes 608,972 shares and 42,000 vested options out of a total of 54,000 ten year options owned by Mr. Makrides to purchase shares of Common Stock of the Company at an exercise price between $2.54 and $5.30. Options vest equally over one year period.

(iv)
Includes 406,504 shares and 143,500 vested options out of a total of 281,000 ten year options owned by Mr. Citronowicz to purchase shares of Common Stock of the Company at an exercise price ranging from $1.80 to $8.18. Options vest equally over a three or four year period.

(v)
Includes 0 shares and 151,583 vested options out of a total of 356,000 ten year options owned by Mr. Hornsby to purchase shares of Common Stock of the Company at an exercise price ranging from $1.77 to $8.18. Options vest equally over a three to four year period.

(vi)
Includes 0 shares and 149,000 vested options out of a total of 166,000 ten year options owned by Mr. Waldman to purchase shares of Common Stock of the Company at an exercise price ranging from $1.88 to $7.28. Options vest in one year.

(vii)
Includes 0 shares and 98,000 vested options out of a total of 115,000 ten year options owned by Mr. Geraghty to purchase shares of Common Stock of the Company at an exercise price ranging from $1.88 to $7.28 Options vest over a one year period.

(viii)
Includes 0 shares and 70,500 vested options out of a total of 87,500 ten year options owned by Mr. Andres to purchase shares of Common Stock of the Company at an exercise price ranging from $1.88 to $7.28. Options vest equally over a one year period.

(ix)
Includes 45,916 shares and 0 vested options out of a total of 7,084 ten year options owned by Mr. Swandal to purchase shares of Common Stock of the Company at an exercise price of $2.37 to $7.28. Options vest equally over a one year period.

(x)
Includes 0 shares and 21,667 vested options out of a total of 161,000 ten year options owned by Ms. Semb to purchase shares of Common Stock of the Company at an exercise price ranging from $7.91 to $8.18. Options vest equally over a three year period.

(xi)
Includes 1,766,917 vested options out of a total of 2,733,500 ten year outstanding options and 1,033,476 shares owned by all Executive Officers and directors as a group. The last date the options can be exercised is January 14, 2030.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders (the “Reporting Persons”) are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2019 all filing requirements applicable to the Reporting Persons were timely met, with the exception of the 4 named Executives, who did not timely file their Form 4s showing 1 transaction, Craig A. Swandal who did not timely file his Form 4s for 3 separate transactions and Minnie Baylor-Henry who did not timely file her Form 3.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our policy is that employees, non-employees and third parties must obtain authorization from the appropriate department executive manager, for any business relationship or proposed business transaction in which they or an immediate family member has a direct or indirect interest, or from which they or an immediate family member may derive a personal benefit (a “related party transaction”). The maximum dollar amount of related party transactions that may be approved as described above in this paragraph in any calendar year is $120,000. Any related party transactions that would bring the total value of such transactions to greater than $120,000 must be referred to the Audit Committee to determine the procedure for approval and then have the recommendations presented to the Board for approval.

Several relatives of Nikolay Shilev, Apyx Bulgaria’s Managing Director, are considered related parties. Teodora Shileva, Mr. Shilev’s spouse, is an employee of the Company working in the accounting department. Antoaneta Dimitrova Shileva-Toromanova, Mr. Shilev’s sister, is the manager of production and human resources. Svetoslav Shilev, Mr. Shilev’s son, is an engineer in the quality assurance department. In addition, as part of the purchase of the Bulgaria manufacturing facility, Mr. Shilev was issued a note payable for $0.1 million to be paid 5 years after the original purchase date, which is in October 2020.

Independent Board Members

The Board currently has six independent members, Andrew Makrides, John Andres, Michael Geraghty, Lawrence J. Waldman, Craig Swandal and Minnie Baylor-Henry who meet the existing independence requirements of The NASDAQ Stock Market LLC and the Securities and Exchange Commission.

PROPOSAL TWO

RATIFICATION OF AUDITORS

BDO USA, LLP (“BDO”) has acted as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.

Due to COVID-19, representatives of BDO will not be available at the meeting to respond to questions. Neither the Company's bylaws nor the governing documents or law require stockholder ratification of the selection of BDO as the Company's independent registered public accounting firm. However, this proposal is being submitted to the stockholders as a matter of good corporate practice. If the stockholders do not ratify BDO, the appointment of another firm of independent certified public accountants may be considered by the Audit Committee. Even if BDO is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that doing so is in the best interests of the Company and its stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF BDO USA, LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 2020.

The following table sets forth the aggregate fees billed to us by BDO USA, LLP and Frazier & Deeter, LLC, our principal accountants for 2019 and 2018, respectively:

(In thousands)	2019	2018
Audit fees (1)	$749	$443
Audit related fees (2)	14	112
Tax fees (3)	81	—
All other fees (4)	—	—
Total fees billed	$844	$555

(1)
Audit fees consist of billed and unbilled fees for professional services rendered for the audit of Apyx's annual financial statements and reviews of its interim consolidated financial statements included in quarterly reports and other services related to statutory and regulatory filings or engagements.

(2)
Audit related fees consist of billed and unbilled fees for assurance and related services that are reasonably related to the performance of the audit or reviews of Apyx's consolidated financial statements and are not reported under “Audit Fees”.

(3)
Tax fees consist of billed and unbilled fees for professional services rendered for tax compliance and tax advice (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)	All other fees consist of fees for products and services other than the services reported above.

AUDIT COMMITTEE REPORT

Our Audit Committee is composed of "independent" directors, as determined in accordance with Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee operates pursuant to a written charter adopted by the Board.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, assessing the independent registered public accounting firm’s qualifications, independence and performance for us. Management is responsible for preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board for 2019.

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance. During fiscal 2019, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and management reviewed significant accounting and disclosure issues with the Audit Committee.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s Independent Auditor, both in fact and appearance. Each year, the Committee evaluates the qualifications, performance and independence of the Company’s Independent Auditor and determines whether to re-engage the current Independent Auditor. Based on this evaluation, the Audit Committee has retained BDO to serve as the Company’s Independent Auditor for 2020. Although the Audit Committee has the sole authority to appoint the Independent Auditors, the Audit Committee will continue to recommend that the Board ask the stockholders, at the Annual Meeting, to ratify the appointment of the Independent Auditors.

The Committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of those audited financial statements and related schedules with US generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 16, Communications with Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with the Independent Auditor the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the independent auditor’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report for filing with the Securities and Exchange Commission.

The Audit Committee
Lawrence J. Waldman, Audit Committee Chair
John Andres, Audit Committee Member
Michael Geraghty, Audit Committee Member
Craig Swandal, Audit Committee Member
March 26, 2020

The foregoing Audit Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholder proposals intended to be considered for inclusion in the proxy statement for presentation at the Company’s 2021 Annual Meeting of Stockholders must be received in writing at the Company’s offices at 5115 Ulmerton Road, Clearwater, Florida 33760, Attn: Corporate Secretary, no later than March 3, 2021, for inclusion in the Company’s proxy statement and proxy card relating to such meeting. Such proposals must comply with applicable SEC rules and regulations.

In order for any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding paragraph) to be presented directly at next year’s annual meeting, we must receive written notice of the proposal in a timely manner, but in any event no later than April 2, 2021. If such notice is received, proxies may be voted at the discretion of management if we advise stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on such matter.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission permits companies and intermediaries such as brokers to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra conveniences for stockholders and cost savings for companies.

Although we do not intend to household for our stockholders of record, some brokers household our proxy materials, delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple sets of proxy materials and wish to receive only one, please notify your broker. Stockholders who currently receive multiple sets of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board is not aware of any other matter other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons appointed as proxies intend to vote the shares they represent in accordance with their best judgment in the interest of the Company.

DOCUMENTS INCLUDED WITH THIS PROXY STATEMENT

WE ARE PROVIDING HEREWITH, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, FOR THE YEAR ENDED DECEMBER 31, 2019, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. IF ANY PERSON RECEIVES THIS PROXY MATERIALS WITHOUT THE FOREGOING DOCUMENTS, THE COMPANY UNDERTAKES TO PROVIDE, WITHOUT CHARGE, UPON A WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2019, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES FILED THEREWITH. WRITTEN REQUESTS FOR SUCH REPORTS SHOULD BE ADDRESSED TO THE OFFICE OF THE SECRETARY, APYX MEDICAL CORPORATION, 5115 ULMERTON ROAD, CLEARWATER, FLORIDA 33760. THE COMPANY’S TELEPHONE NUMBER AT SUCH OFFICE IS (727) 384-2323.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with that act, we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F. Street NE, Washington, DC 20549 or may be accessed at www.sec.gov.

By order of the Board of Directors

Dated: June 26, 2020	By:	/s/ Andrew Makrides
Andrew Makrides
Chairman of the Board of Directors

BOVIE MEDICAL CORPORATION
PROXY

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 6, 2020. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of Notice of Annual Meeting of Stockholders and Proxy Statement of Apyx Medical Corporation in connection with the 2020 Annual Meeting to be held on August 6, 2020, and appoints Andrew Makrides and Charles D. Goodwin, or either of them, proxy with power of substitution, for and in the name of the undersigned, and hereby authorizes each or either of them to represent and to vote, all the shares of common stock of Apyx Medical Corporation, a Delaware corporation (“Company”), that the undersigned would be entitled to vote at our Annual Meeting of Stockholders (“Annual Meeting”) on August 6, 2020 and at any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting, hereby revoking any proxy heretofore given. The proxy holders appointed hereby are further authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting. This proxy will be voted as specified. If no direction is made, this proxy will be voted in favor of all proposals.

The Board recommends that you vote “FOR” the Board’s nominees for directors (Proposal 1); “FOR” the ratification of BDO USA, LLC (Proposal 2); and, in the proxy holder’s best judgment, as to any other matters that may properly come before the Annual Meeting

☒ Please mark your votes
as in this example using
dark ink only.

1.
The election of the following nominees to the Company’s Board of Directors to serve until the 2020 Annual Meeting of Stockholders: Andrew Makrides, Charles D. Goodwin, Michael Geraghty, Lawrence J. Waldman, John Andres, Craig Swandal and Minnie Baylor-Henry.

	01)	Andrew Makrides	FOR	AGAINST	WITHHOLD
			☐	☐	☐

	02)	Charles D. Goodwin	FOR	AGAINST	WITHHOLD
			☐	☐	☐

	03)	Michael Geraghty	FOR	AGAINST	WITHHOLD
			☐	☐	☐

	04)	Lawrence J. Waldman	FOR	AGAINST	WITHHOLD
			☐	☐	☐

	05)	John Andres	FOR	AGAINST	WITHHOLD
			☐	☐	☐

	06)	Craig Swandal	FOR	AGAINST	WITHHOLD
			☐	☐	☐

	07)	Minnie Baylor-Henry	FOR	AGAINST	WITHHOLD
			☐	☐	☐

2.	The ratification of BDO USA, LLC as the Company's independent public accountants for the year ending December 31, 2020.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, all as set out in the Notice and Proxy Statement relating to the Annual Meeting, receipt of which are hereby acknowledged.

Please sign exactly as your name appears and return this proxy card immediately in the enclosed stamped self-addressed envelope.

Signature(s)	Signature
Dated:

NOTE: Please mark, date and sign exactly as name(s) appear on this proxy and return the proxy card promptly using the enclosed envelope. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. Executors, administrators, attorneys, trustees, or guardians should state full title or capacity. Joint owners should each sign. If signer is a partnership, please sign in partnership name by authorized person.